Exhibit 10.28

AMENDMENT NUMBER 1 TO THE DEFERRED UNDERWRITING FEE ASSIGNMENT AGREEMENT

Cowen and Company, LLC

As Representative of the several Underwriters

c/o Cowen and Company, LLC

1221 Avenue of the Americas

New York, New York 10020

September 4, 2019

Re:	Deferred Underwriting Fee Assignment Agreement

Ladies and Gentlemen:

Reference is made to that certain deferred underwriting fee assignment agreement (the “Fee Agreement”), dated May 29, 2019, by and among DermTech, Inc. (formerly known as Constellation Alpha Capital Corp.), a Delaware corporation (“DermTech”), DermTech Operations, Inc. (formerly known as DermTech, Inc.), a Delaware corporation (“DermTech Operations”), and Cowen and Company, LLC (“Cowen”), acting as representative of the underwriters (the “Underwriters”) named in Schedule A to that certain Underwriting Agreement, dated as of June 19, 2017. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Fee Agreement.

Cowen, DermTech, and DermTech Operations hereby agree to amend the Fee Agreement as follows:

1.	Paragraph 2 is hereby amended and restated in its entirety as follows:

“The parties acknowledge that, on the date of the Closing (as defined below), the Company wired to Cowen, on behalf of the Underwriters, $825,000 (the “Closing Fee”). If the Merger has consummated and Constellation has raised at least an additional $15,000,000 (the “Post-Closing Proceeds”) pursuant to proceeds received from one or more equity financings consummated after the closing of the Merger (the “Closing”) and by the twelve (12) month anniversary of the Closing (the “Anniversary Date”), then the Company shall pay to the Underwriters a cash fee equal to $2,187,500 minus the Closing Fee, or $1,362,500 (the “New Cash Fee”), in its entirety, within one (1) week of the Anniversary Date. For the avoidance of doubt, the Post-Closing Proceeds shall not include any proceeds received in any financing consummated prior to or simultaneous with the Closing.”

2.	Paragraph 3 is hereby amended and restated in its entirety as follows:

“If the Merger has consummated and Constellation has failed to raise the Post-Closing Proceeds by the Anniversary Date, then the Company shall pay to the Underwriters a cash fee equal to 50% of the New Cash Fee, or $681,250 (the “50% New Cash Fee”), within one (1) week of the Anniversary Date. With respect to the remaining balance of $681,250 of the New Cash Fee (the “Remaining Balance”), Cowen may elect to extend the Company’s payment deadline to a future date to be determined at that time, at which point the Remaining Balance shall be due and payable. If Cowen does not make such an election within two (2) weeks of the Anniversary Date, then the Company shall, in lieu of the Company paying the Remaining Balance in cash, cause Constellation to issue to the Underwriters a number of shares of Constellation’s common stock having an aggregate value equal to the Remaining Balance, assuming a price per share equal to the then Fair Market Value (as defined below) of Constellation’s common stock (the “Alternative Equity Payment”). “Fair Market Value” shall mean Constellation’s 60-day volume-weighted average price on the last trading day before Constellation’s issuance of the Alternative Equity Payment, subject to any limitation imposed by stock exchange rules.”

All other terms and conditions of the Fee Agreement shall remain in full force and effect.

This Amendment Number 1 to the Fee Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. This Amendment Number 1 to the Fee Agreement may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

DERMTECH, INC.

By:	/s/ John Dobak
	Name:	John Dobak
Title Chief Executive Officer

DERMTECH OPERATIONS, INC.

By:	/s/ John Dobak
	Name:	John Dobak
	Title:	Chief Executive Officer

Acknowledged and Agreed:

COWEN AND COMPANY, LLC

By:	/s/ Christopher Weekes
	Name:	Christopher Weekes
	Title:	Managing Director

[Signature Page to Amendment Number 1 to Deferred Underwriting Fee Assignment Agreement]